EXHIBIT 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        To ThermoLase Corporation:

        As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement and related Prospectus of ThermoLase Corporation on Form S-3 of our report dated November 1, 1996 included or incorporated by reference in ThermoLase Corporation's Annual Report on Form 10-K, as amended, for the fiscal year ended September 28, 1996, and to all references to our Firm included in this Registration Statement and related prospectus.






                                                ARTHUR ANDERSEN LLP





        Boston, Massachusetts
        August 26, 1997